C&K Group Limited

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

C&K GROUP LIMITED
SEAL
BRITISH VIRGIN ISLANDS

CERTIFICATE NUMBER

SHARES

NO PAR VALUE
CLASS A ORDINARY SHARES

CUSIP NO.

THIS CERTIFIES THAT

*** SPECIMEN ***

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES, WITH NO PAR VALUE EACH, OF

C&K GROUP LIMITED

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CHENG KA KI
Director

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

KONG KA YIN
Director

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112